Exhibit 10.3

AGREEMENT FOR LOAN OF MINNESOTA INVESTMENT FUND

THIS AGREEMENT is made and entered into as the 16th day of November, by and between the City of Coon Rapids, (the “City”) and Biovest International, Inc. (the “Borrower”);

WITNESSETH:

WHEREAS, the City has applied to the Minnesota Department of Employment and Economic Development for a Minnesota Investment Fund Grant (the “MIF Grant”) pursuant to an application (the “Grant Application”) and received approval for said grant; and

WHEREAS, Grant Agreement Number CDAP-09-0018-H-FY10 (the “Grant Agreement”) between the Minnesota Department of Employment and Economic Development and the City has been executed and requires that the Borrower provide sufficient funds to complete financing and agree to loan terms with the City regarding the MIF Grant; and

WHEREAS, the parties hereto agree to incorporate into this Agreement by reference said Grant Application and Grant Agreement as if fully set forth herein word for word;

NOW THEREFORE, it is agreed by and between the parties hereto as follows:

ARTICLE 1

Definitions

Section 1.1. Definitions. In this Agreement, unless a different meaning clearly appears from the context:

“Bank” means Central Bank in Coon Rapids, MN.

“Benefit Date” means the date when the Borrower occupies the Project, but shall be no later than March 31, 2011.

“City” means the City of Coon Rapids, MN.

“Compliance Date” means the date that is two (2) years after the Benefit Date.

“Borrower” means Biovest International, Inc., a Minnesota corporation.

“Development Property” means the real property legally described as TRACT B R.L.S. NO 86.

“Equipment” means the laboratory equipment and improvements installed in the development by the Borrower with the Loan and described in the Security Agreement in Exhibit A.

“Grant Agreement” means Minnesota Department of Employment and Economic Development Grant Agreement

# CDAP-09-0018-H-FY10.

“Grantor Agency” means the Minnesota Department of Employment and Economic Development.

“HRA” means The Housing and Redevelopment Authority in and for the City of Coon Rapids.

“Initial Disbursement Date” means the date of the first disbursement of any Loan Proceeds by the City to the Borrower.

“Jurisdiction” means a city or township.

“Leveraged Funds” means the funds described in Section 2.2. of this Agreement.

“Loan” means the funds loaned by the City to the Borrower pursuant to this Agreement.

“Loan Proceeds” means the funds disbursed to the Borrower pursuant to this Agreement and any proceeds thereof.

“MIF” means the Minnesota Investment Fund.

“MIF Grant” means the grant of funds by the Grantor Agency to the City pursuant to the Grant Agreement.

“Project” means the Borrower’s construction of tenant improvements to the real property it leases at 8500 Evergreen Boulevard NW, Coon Rapids, MN 55433 as generally discussed in the application for MIF which resulted in the Grant Agreement.

“State” means the state of Minnesota.

“Termination Date” means the date of the final payment made to the city.

ARTICLE 2

Financing for Project

Section 2.1. Project Financing. The Borrower has secured a commitment for the financing necessary to complete the Project, in a form and under conditions satisfactory to the City and the Borrower.

Section 2.2. Borrower’s Equity and Other Financing. The Borrower shall commit no equity and not less than $1,000,000 of other financing (exclusive of the Loan) to be used for the completion of the Project. In addition to this loan, project financing is also being provided by the landlord’s tenant improvements and a loan from the City of Coon Rapids HRA in an amount of $103,000.

Section 2.3. MIF Loan/Grant. The MIF Grant will be used by the City to make a loan to the Borrower of not more than $250,000 for the purchase of machinery, equipment, and tenant improvements. The City’s obligations under this Agreement are expressly contingent on the City’s receipt of funds from the Grantor Agency in an amount adequate to make the Loan.

ARTICLE 3

MIF Loan Terms and Conditions

Section 3.1. Basic Loan Terms. The principal amount of the Loan shall not exceed $250,000. The Loan terms may not be modified without prior written approval from the Grantor Agency. The Loan shall be used exclusively for the purposes stated in Section 2.3. The detailed Loan terms are set forth in Article 5 of this Agreement.

Section 3.2. Prepayment. Prepayment of the Loan may occur at any time during the Loan without penalty.

Section 3.3. Assignment. If, prior to the Termination Date, the Borrower sells, conveys, transfers, or disposes of the Development Property, or any part thereof or interest therein, or enters into an agreement to do any of the foregoing, the Borrower shall immediately repay all amounts then outstanding on the Loan. This shall be in addition to any other remedies at law or equity available to the City.

Section 3.4. Termination. This Agreement shall automatically terminate without any notice to Borrower: (1) if no Loan Proceeds have been disbursed to the Borrower prior to March 31, 2011; or (2) if: (a) the Borrower has not received any disbursement of Loan Proceeds from the City; and (b) the Borrower fails to pay its debts as they become due, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, files a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, becomes “insolvent” as that term is generally defined under the Federal Bankruptcy Code, files an answer admitting insolvency or inability to pay its debts as they become due in any involuntary bankruptcy case commenced against it, or fails to obtain a dismissal of such case within sixty (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or is the subject of an order for relief in such bankruptcy case, or is adjudged a bankrupt or insolvent, or has a custodian, trustee, or receiver appointed for it, or has any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver is not discharged, or such jurisdiction is not relinquished, vacated, or stayed within sixty (60) days of the appointment.

Section 3.5. Promissory Note. The Borrower shall execute a promissory note provided by the City.

ARTICLE 4

Default and Collateral

Section 4.1. Default. The Borrower shall be in default under this Agreement upon the happening of any one or more of the following events:

(a) the Borrower fails to pay when due any amount payable on the Loan and such nonpayment is not remedied within ten (10) business days after written notice thereof to the Borrower and JMS Holdings, LLC, the owner of the Development Property (“JMS”), by the City;

(b) the Borrower is in breach in any material respect, of any obligation or agreement under this Agreement (other than nonpayment of any amount payable on the Loan) and remains in breach in any material respect for thirty (30) business days after written notice thereof to the Borrower and JMS by the City; provided, however, that if such breach shall reasonably be incapable of being cured within such thirty (30) business days after notice, and if the Borrower commences and diligently prosecutes the appropriate steps to cure such breach, no default shall exist so long as the Borrower is proceeding to cure such breach;

(c) if any material covenant, warranty, or representation of the Borrower shall prove to be untrue in any material respect, provided such covenant, warranty or representation of the Borrower remains untrue in any material respect for thirty (30) business days after written notice thereof to the Borrower and JMS by the City; provided, however, that if such untruth shall reasonably be incapable of being corrected within such thirty (30) business days after notice, and if the Borrower commences and diligently prosecutes the appropriate steps to correct such untruth, no default shall exist so long as the Borrower is so proceeding to correct such untruth;

(d) the Borrower, on or after the Initial Disbursement Date, fails to pay its debts as they become due, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, files a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, becomes “insolvent” as that term is generally defined under the Federal Bankruptcy Code, files an answer admitting insolvency or inability to pay its debts as they become due in any involuntary bankruptcy case commenced against it, or fails to obtain a dismissal of such case within sixty (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or has a custodian, trustee, or receiver appointed for it, or has any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver is not discharged, or such jurisdiction is not relinquished, vacated, or stayed within sixty (60) days of the appointment;

(e) a final judgment is entered against the Borrower that the City reasonably deems will have a material, adverse impact on the Borrower’s ability to comply with the Borrower’s obligations under this Agreement;

(f) the Borrower sells, conveys, transfers, encumbers, or otherwise disposes of all or any part of its interest in the Development Property/Equipment without the prior written approval of the City;

(g) the Borrower merges or consolidates with any other entity without the prior written approval of the City; or

(h) there is a loss, theft, substantial damage, or destruction of all or any part of the Collateral that is not remedied to the City’s satisfaction within sixty (60) business days after written notice thereof by the City to the Borrower.

Section 4.2. Remedies Upon Default.

(a) In the event of a default, the City shall have the right as its option and without demand or notice, to declare all or any part of the Loan immediately due and payable, and in addition to the rights and remedies granted hereby, the City shall have all of the rights and remedies available under the Uniform Commercial Code and any other applicable law.

(b) The Borrower agrees in the event of a default to make the Collateral available to the City. The Borrower agrees to pay the costs and expenses incurred by the City in enforcing its rights under this Agreement, including but not limited to the City’s attorneys fees. If any notice of sale, disposition or other intended action by the City is required by law to be given to the Borrower, such notice shall be deemed reasonably and properly given if mailed to the Borrower at the Development Property or at such other address of the Borrower as may be shown herein, at least fifteen (15) days before such sale, disposition or other intended action.

Section 4.3. Collateral. The Borrower shall grant to the City a first security interest in the equipment described in Exhibit C in an amount equal to the amount of the Loan disbursed hereunder and pursuant to the executed Security Agreement.

Section 4.4. Default on Business Subsidy Act Requirements. (a) In the event of an Event of Default arising from a breach by the Borrower of any provision of Section 7.1 of this Agreement, if the implicit price deflator for government consumption expenditures and gross investment for state and local governments prepared by the Bureau of Economic Analysis of the United States Department of Commerce for the 12-month period ending March 31st of the previous year, exceeds five and one-half percent (5.5)% on the date of the earliest such Event of Default, the Borrower shall, in addition to any other payment required hereunder, pay to the City the difference between the present value of the interest actually paid and accrued on the Loan as of the date of the payment required by this Section 4.4, and the amount of interest that would have been paid and accrued on the Loan if the interest rate of the Loan at all times had been equal to the implicit price deflator on the date of the earliest Event of Default.

(b) Nothing in this Section 4.4 shall be construed to limit the City’s rights or remedies under any other provision of this Agreement, and the provisions of Section 4.4(a) are in addition to any other such right or remedy the City may have available.

ARTICLE 5

Loan Disbursement Provisions

Section 5.1. Payment Requisition Documentation and Format. Loan disbursements shall be for the purchase of machinery, equipment, and tenant improvement costs and shall not exceed $250,000. The Loan shall be disbursed to the Borrower only after the City has received from the Borrower documentation of the expenditures for the aforementioned uses. Upon receipt of such documentation, the City will disburse an amount equal to the amount of the expenditure, up to a total disbursement amount of $250,000.

Section 5.2. Provision for Evidentiary Materials. No disbursements of Loan funds shall be made until all evidentiary materials required by the Grantor Agency have been submitted and approved by the Grantor Agency. These evidentiary materials shall include, but not necessarily be limited to, the materials described in Article 6 of this Agreement and the invoices described in Section 5.1.

Section 5.3. Project Time Frame. Borrower shall complete the project by December 31, 2011 and receive a certificate of occupancy.

Section 5.4. Loan Terms. The term of the Loan shall be amortized over two hundred forty (240) months, with a balloon payment on the one hundred twentieth (120) month. The loan terms shall commence and interest shall accrue as of the Initial Disbursement Date. The Loan shall bear interest at a per annum rate as follows:

Months 1 – 60 at 2.5% interest

Months 61 – 80 at 5.0% interest

Months 81 – 100 at 7.0% interest

Months 101 – 120 at 9.0% interest

Section 5.5. Loan Repayments Schedule. Payments of principal and interest shall commence on the first day of the first month immediately following the Initial Disbursement Date, and shall continue on the first day of each and every month thereafter until paid in full. Such payments shall fully amortize the Loan over two hundred forty (240) months; provided, however, the entire remaining unpaid balance of principal and interest shall be due and payable in full on the first day of the one hundred twentieth (120) month following the Initial Disbursement Date.

Section 5.6. Leveraged Funds. The Leveraged Funds described in the Grant Application must be used for the same purposes and under the same terms, rates, and conditions as specified therein unless prior written consent is received from the Grantor Agency.

ARTICLE 6

Provision of Evidentiary Material Requirement

Section 6.1. Provision of Evidentiary Materials. In addition to those materials described in Section 5.2 of this Agreement, the Borrower shall provide the City with all evidentiary materials according to the format and timetable cited in the Grant Agreement. The City will forward these materials to the Grantor Agency and assist in expediting reviews leading to a release of the Loan.

Section 6.2. Documentation of Use of Funds. The Borrower must provide the City with necessary documentation that the Loan and the Leveraged Funds have been used for the items and purposes stated in the Grant Application prior to submitting the final progress report and requesting grant closeout from the Grantor Agency.

Section 6.3. Job Creation documentation. The Borrower shall submit to the city a written report by January 15 of each year and shall terminate on the Compliance Date if the Borrower is not then in breach of Section 7, on forms provided by the City. This information shall be provided by the Borrower and must include at a minimum:

(a) the number of New Jobs created and the dates on which each were created and filled; and

(b) the job title, wages, benefits and hourly value of such benefits for each New Job.

ARTICLE 7

Business Subsidy Agreement

Section 7.1. Business Subsidy Agreement. The provisions of this Section constitute the “business subsidy agreement” for purposes of the Minnesota Business Subsidy Act (Minnesota Statutes Sections 116J.993-995 and its successor statute.)

(a) The Borrower acknowledges and agrees that the provisions of Minnesota’s Business Subsidy Act apply to this Agreement, as Borrower is receiving under the terms of this Agreement government assistance.

(1) The subsidy provided to the Borrower includes the $250,000 Loan made hereunder which will be used for machinery and equipment.

(2) The public purposes and goals of the subsidy are to increase net jobs in the City.

(3) The goals for the subsidy are to create fourteen jobs that pay a livable wage, per Section 7.1(b) of this Agreement.

(4) If the goals are not satisfied, the Borrower shall make payment to the City as required in Section 4.4.

(5) The subsidy is needed because a lack of private financing makes the Project economically infeasible without the Loan.

(6) The Borrower must continue operations in the jurisdiction for at least five years following the Benefit Date.

(7) The Borrower’s parent corporation is Accentia Biopharmaceuticals, 324 Hyde Park Ave, Tampa FL, 33606.

(8) The Borrower has not received, nor expects to, as part of this project, additional financial assistance, other than that provided under this Agreement, from other “grantors” as defined in the Business Subsidy Act.

(b) By no later than March 31, 2013 (the “Compliance Date”) and continuing through at least the Compliance Date, the Borrower shall create at least fourteen (14) new permanent, full-time equivalent jobs (the “New Jobs”) on the Development Property (excluding the Twenty four (24) jobs previously existing on the Development Property as of April 24, 2009 which must also be maintained from the date of this Agreement through at least the Compliance Date). The New Jobs must pay a wage of at least $15.00 per hour, exclusive of benefits. If Biovest International, Inc. fails to meet the job creation goal and wage level commitment by the Compliance Date, the Grantee will be required to return all, or a proportional share of the Grant.

Section 7.2. Reporting. The Borrower shall provide to the City information regarding job and wage goals and results for two years after the benefit date or until the goals are met, whichever is later. This reporting requirement will expire if the goals are met by the Compliance Date. If the goals are not met, the Borrower must continue to provide information on the loan until the loan is repaid. If the report is not submitted by March 15, the City shall mail the Borrower a warning within one week of the required filing date. If, after 14 days of the postmarked date of the warning, the Borrower fails to provide a report, the Borrower must pay to the City a penalty of $100 for each subsequent day until the report is filed. The maximum penalty shall not exceed $1,000.

(a) Reporting Documentation.

(1) The type, public purpose, and amount of the subsidy;

(2) The hourly wage of each job created with separate bands of wages;

(3) The sum of the hourly wages and cost of benefits;

(4) The date the job and wage goals will be reached;

(5) A statement of goals identified in the subsidy agreement and an update on achievement of those goals;

(6) The location of the recipient prior to receiving the business subsidy;

(7) If the recipient was previously located in another site in Minnesota, the reason that the project was completed on this site;

(8) If the company has a parent corporation, the name and address;

(9) A list of all financial assistance by all grantors for the project; and

(10) Other information the City may request.

ARTICLE 8

First Source Employment Agreement

Section 8.1. First Source Employment Referral Agreement. (Minnesota Statutes Section 116L.66 and any successor statutes.) The Borrower shall list any vacant or new positions with the local Workforce Development Center.

ARTICLE 9

Provision of Monitoring Information Related To Project Progress

Section 9.1. Provision of Progress Information. The Borrower shall provide to the City information for incorporation into progress reports, as required by the Grantor Agency and as needed by the City, to monitor project implementation for compliance with Grantor and local guidelines.

ARTICLE 10

Nondiscrimination

Section 10.1. Nondiscrimination. The provisions of Minnesota Statutes, Section 181.59, which relate to civil rights and discrimination, shall be considered a part of this Agreement as though wholly set forth herein and the Borrower shall comply with each such provision throughout the term of this Agreement.

ARTICLE 11

Borrower’s Acknowledgments Representation, and Warranties

Section 11.1. Acknowledgments. (a) The Borrower acknowledges that the City, in order to obtain funds for part of the City’s activities in connection with the Project, has applied for the MIF Grant to the Grantor Agency under the Minnesota Investment Fund Program, Business and Community Development Division, and that the City has entered into the Grant Agreement with the Grantor Agency, setting forth the terms, conditions, and requirements of the MIF Grant. The Borrower further acknowledges that it has made certain representations and statements in the Grant Application concerning its activities relating to the Project, and that the Borrower is designated and identified under the Grant Agreement.

(b) A copy of the Grant Agreement shall be on file in the offices of the City. In the event any provision of this Agreement relating to the Borrower’s obligations hereunder is inconsistent with the provisions of the Grant Agreement relating to the Borrower’s activities there under, the provisions of the Grant Agreement shall prevail.

(c) The Borrower acknowledges that nothing contained in the Grant Agreement or this Agreement, nor any act of the Grantor Agency or the City, shall be deemed or construed to create between the Grantor Agency and the Borrower (or, except as Borrower and lender between the City and the Borrower) any relationship, including but not limited to that of third-party beneficiary, principal and agent, limited or general partnership, or joint venture.

Section 11.2. Representations and Warranties. The Borrower warrants and represents, in connection with the MIF Grant and for the benefit of the Grantor Agency and the City, that:

(a) Representations, statements, and other matters provided by the Borrower relating to those activities of the Project to be completed by the Borrower, which were contained in the Grant Application, were true and complete in all material respects as of the date of submission to the City and that such representations, statements, and other matters are true as of the date of this Agreement and that there are no adverse material changes in the financial condition of the Borrower’s business.

(b) To the best of the Borrower’s knowledge, no member, officer, or employee of the City, or its officers, employees, designees, or agents, no consultant, member of the governing body of the City, and no other public official of the City, who exercises or has exercised any functions or responsibilities with respect to the Project during his or her tenure shall have any interest, direct or indirect, in any contract or subcontract, or the proceeds thereof, for work to be performed in connection with the Project or in any activity, or benefit there from, which is part of the Project.

(c) The Borrower acknowledges that the Grantor Agency, in selecting the City as recipient of the Grant, relied in material part upon the assured completion of the Project to be carried out by the Borrower, and the Borrower warrants that said Project will be carried out as promised.

(d) The Borrower warrants that to the best of its knowledge, it has obtained all federal, state, and local governmental approvals, reviews, and permits required by law to be obtained in connection with the Project and has undertaken and completed all actions necessary for it to lawfully execute this Agreement as binding upon it.

(e) The Borrower warrants that it shall keep and maintain books, records, and other documents relating directly to the Leveraged Funds, and that any duly authorized representative of the Grantor Agency shall, at all reasonable times, have access to and the right to inspect, copy, audit, and examine all such books, records, and other documents of the Borrower until such time that the City and the Grantor Agency have both determined that all issues, requirements, and close-out procedures relating to or arising out of the MIF Grant have been settled and completed.

(f) The Borrower warrants that no transfer of any or all of the Loan Proceeds by the City to the Borrower shall be or be deemed an assignment of Loan Proceeds, and the Borrower shall neither succeed to any rights, benefits, or advantages of the City under the Grant Agreement, nor attain any right, privileges, authorities, or interest in or under the Grant Agreement.

(g) The Borrower warrants that it has fully complied with all applicable local, state, and federal laws pertaining to its business and will continue such compliance throughout the terms of this Agreement. If at any time notice of noncompliance is received by the Borrower, the Borrower agrees to take any necessary action to comply with the local, state, or federal law in question.

ARTICLE 12

Immigration Reform and Control Act of 1986, as amended.

Section 12.1. The Borrower acknowledges that it has registered and is participating with the E-Verify system through the Department of Homeland Security. All new employees hired after February 1, 2008 shall have been determined to be eligible for employment in the United States by the E-Verify system. The borrower shall report to the Grantee on compliance until the project is closed by the Grantor, but the Borrower must continue to comply with the Act throughout the term of the loan. If it is determined that the Borrower is not in compliance with the Act, or knowingly employs persons in violation of the United States immigration laws, or haven’t begun or implemented the E-Verify program, the Borrower will be found in default of the agreement.

ARTICLE 13

Other Special Conditions

Section 13.1. Antitrust. The Borrower hereby assigns to the State of Minnesota any and all claims for overcharges as to goods and services provided in connection with this Agreement resulting from antitrust violations that arise under the antitrust laws of the United States or the antitrust laws of the State.

Section 13.2. Workers Compensation Insurance. The Borrower has obtained workers compensation insurance as required by Minnesota Statutes, Section 176.181, subd. 2. The Borrower’s workers compensation insurance information is as follows:

(a) Company Name:  Minnesota Worker’s Compensation Assigned Risk Plan

(b) Policy Number:  WC-22-04-207404-00

(c) Local Agent:  Administered by Berkley Risk Administrators Company, LLC

Section 13.3. Business with the State of Minnesota/State Tax Laws. The Borrower is required by Minnesota Law to provide its Minnesota tax identification number if it does business with the State of Minnesota. This information may be used in the enforcement of Federal and State tax laws. Supplying these numbers could result in an action to require the Borrower to file State tax returns and pay delinquent State tax liabilities. This Agreement will not be approved unless these numbers are provided. These numbers will be available to Federal and State tax authorities and State personnel involved in the payment of State obligations.

Minnesota Tax ID:  4270817

Federal Employer ID:  41-1412084

Section 13.4. Grant Closeout. The Borrower shall, prior to grant closeout from the Grantor Agency, provide the City with all documentation necessary to demonstrate that the Loan has been used for the items and purposes set forth in the Grant Application.

Section 13.5. Review of Documents. The Borrower shall not be entitled to any disbursement of Loan Proceeds until the City’s legal counsel and the Grantor Agency have reviewed and approved this Agreement and the exhibits attached hereto.

Section 13.6. Effect on Other Agreements. Nothing in this Agreement shall be construed to modify any term of any other agreement to which the City and the Borrower are parties.

Section 13.7. Release and Indemnification Covenants. Except for any breach of the representations and warranties of the City or the negligence or other wrongful act or omission of the following named parties, the Borrower agrees to protect and defend the City and the governing body members, officers, agents, servants, and employees thereof, now and forever, and further agrees to hold the aforesaid harmless from any claim, demand, suit, action, or other proceeding whatsoever by any person or entity whatsoever arising or purportedly arising from the acquisition, construction, installation, ownership, maintenance, and operation of the Project and the Borrower’s activities on the Development Property.

Section 13.8. Modifications. This Agreement may be modified solely through written amendments hereto executed by the Borrower and the City and approved by the Grantor Agency.

Section 13.9. Notices and Demands. Any notice, demand, or other communication under this Agreement by either party to the other shall be sufficiently given or delivered only if it is dispatched by registered or certified mail, postage prepaid, return receipt requested, or delivered personally:

(a)	as to the City:	City of Coon Rapids
ATTN: Marc Nevinski
11155 Robinson Dr.
Coon Rapids, MN 55433

(b)	as to the Borrower:	Sam Duffy
Biovest International
324 South Hyde Park Ave., Suite 350
Tampa, FL, 33606

Mark Hirschel
Biovest International
8500 Evergreen Blvd
Coon Rapids, MN 55433

(c)	as to JMS	JMS Holdings, LLC
Attn Jim Stanton
3200 Main St NW, Suite 300
Coon Rapids, MN 55433

or at such other address with respect to any party as that party may, from time to time, designate in writing and forward to the others as provided in this Section 10.9.

Section 13.10. Conflict of Interests; Representatives Not Individually Liable. No officer or employee of the City may acquire any financial interest, direct or indirect, in this Agreement, the Project or in any contract related to the Borrower. No officer, agent, or employee of the City shall be personally liable to the Borrower or any successor in interest in the event of any default or breach by the City or for any amount that may become due to the Borrower or on any obligation or term of this Agreement.

Section 13.11. Binding Effect. The covenants and agreements in this Agreement shall bind and benefit the heirs, executors, administrators, successors, and assigns of the parties to this Agreement.

Section 13.12. Provisions Not Merged With Deed. None of the provisions of this Agreement are intended to or shall be merged by reason of any deed transferring any interest in the Development Property and any such deed shall not be deemed to affect or impair the provisions and covenants of this Agreement.

Section 13.13. Titles of Articles and Sections. Any titles of the several parts, Articles, and Sections of this Agreement are inserted only for convenience of reference and shall be disregarded in construing or interpreting any of its provisions.

Section 13.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

Section 13.15. Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota without regard to its conflict of laws provisions. Any disputes, controversies, or claims arising out of this Agreement shall be heard in the state or federal courts of Minnesota, and all parties to this Agreement waive any objection to the jurisdiction of these courts, whether based on convenience or otherwise.

Section 13.16. Waiver. The failure or delay of any party to take any action or assert any right or remedy, or the partial exercise by any party of any right or remedy shall not be deemed to be a waiver of such action, right, or remedy if the circumstances creating such action, right, or remedy continue or repeat.

Section 13.17. Entire Agreement. This Agreement, with the exhibits hereto, constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties pertaining to the subject matter of this Agreement.

Section 13.18. Separability. Wherever possible, each provision of this Agreement and each related document shall be interpreted so that it is valid under applicable law. If any provision of this Agreement or any related document is to any extent found invalid by a court or other governmental entity of competent jurisdiction, that provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other related document.

Section 13.19. Immunity. Nothing in this Agreement shall be construed as a waiver by the City of any immunities, defenses, or other limitations on liability to which the City is entitled by law, including but not limited to the maximum monetary limits on liability established by Minnesota Statutes, Chapter 466.

IN WITNESS WHEREOF, the City has caused this Agreement to be duly executed in its name and behalf and the Borrower has caused this Agreement to be duly executed in its name and behalf as of the date first above written.

CITY OF COON RAPIDS

By:	/s/ Tim Howe
Tim Howe, Mayor

By:	/s/ Matthew S. Fulton
Matthew S. Fulton, City Manager

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
Name: David Moser
Its: Secretary

Approved as to form:

/s/ David Brodie
David Brodie, Assistant City Attorney